UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2014 (October 14, 2014)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Patrick J. Balthrop, Sr.
On October 14, 2014, Patrick J. Balthrop, Sr. resigned from his positions as President and Chief Executive Officer and as a director of Luminex Corporation (the “Company”), in each case effective as of 5:00 p.m. (CDT) on that date. The retirement of Mr. Balthrop is not due to any disagreement with the Company or any matters relating to the Company’s operations, policies or practices.
Concurrently with Mr. Balthrop’s retirement, the Company and Mr. Balthrop entered into a consulting agreement dated October 14, 2014 (the “Consulting Agreement”), the term of such agreement to commence upon Mr. Balthrop’s retirement from the Company and continue for a period of six months (the “Consulting Term”). Pursuant to the Consulting Agreement, Mr. Balthrop will advise the Company’s new Chief Executive Officer and Board of Directors (the “Board”) on strategic matters and other transitional and consulting services to be reasonably requested and authorized by the Company’s new Chief Executive Officer from time to time. As compensation, Mr. Balthrop will be paid at a monthly rate of $58,333. Mr. Balthrop, subject to certification of performance metrics, will also be entitled to a prorated performance bonus for fiscal year 2014 (paid in the ordinary course with other Management Incentive Plan participants) and will continue to vest in option and restricted stock grants while providing services to the Company during the Consulting Term. Mr. Balthrop’s right to receive the foregoing is subject to, among other obligations, his execution of a general release of claims against the Company. In addition, the Consulting Agreement contains certain non-competition, non-solicitation and confidentiality provisions.
The above description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement itself, a copy of which is attached to this report as Exhibit 10.1, and is incorporated herein in its entirety by reference.

Appointment of Nachum “Homi” Shamir as President and Chief Executive Officer and Director.

On October 14, 2014, the appointment of Nachum "Homi" Shamir as President and Chief Executive Officer of the Company became effective. In connection with Mr. Shamir’s appointment by the Board as President and Chief Executive Officer, the Board also appointed Mr. Shamir to serve as a Class I director of the Company until the Company’s annual meeting of stockholders to be held in 2016. Mr. Shamir will serve on the Executive Committee and the Strategy and Development Committee of the Board.

Biographical and Other Information. Prior to joining the Company, Mr. Shamir, age 60, served as President and Chief Executive Officer and director of Given Imaging Ltd., a developer, manufacturer and marketer of diagnostic products for the visualization and detection of disorders of the gastrointestinal tract, from April 2006 to 2014.   Mr. Shamir served as Corporate Vice President of Eastman Kodak Company, a technology company focusing on imaging solutions and services for businesses, from 2004 to 2006 and as the President of Eastman Kodak´s Transaction and Industrial Solutions Group from 2005 to 2006, which includes several business units, including Kodak Versamark, Inc. (whose operations were previously those of Scitex Digital Printing Inc.) of which Mr. Shamir was President and Chief Executive Officer. From June 2003 to January 2004, Mr. Shamir served as the President and Chief Executive Officer of Scitex Corporation Ltd., a multinational public company which specialized in producing products, systems and equipment for the graphics design, printing and publishing markets through its various operating units. From January 2001 to January 2004, Mr. Shamir served as the President and Chief Executive Officer of Scitex Digital Printing Inc., a subsidiary of Scitex Corporation Ltd., having previously served as its Chief Operating Officer since July 2000. Prior thereto, Mr. Shamir was Managing Director and General Manager of Scitex Digital Printing (Asia Pacific) Pte Ltd., from the incorporation of this Singapore-based company in 1994. From 1993 until 1994 Mr. Shamir was with the Hong Kong based Scitex Asia Pacific (H.K.) Ltd. Before joining Scitex, Mr. Shamir held senior management positions at various international companies mainly in the Asia Pacific regions. Mr. Shamir currently serves on the board of directors of Invendo Medical GmbH, a manufacturer and distributor of a single use and computer-assisted colonoscopy system. Mr. Shamir holds a Bachelor of Science from the Hebrew University of Jerusalem and a Masters of Public Administration from Harvard University.
There are no arrangements or understandings between Mr. Shamir and any other person pursuant to which Mr. Shamir was appointed as an officer and a director of the Company. There are no family relationships between Mr. Shamir and any director or executive officer of the Company. There are no transactions between Mr. Shamir and the Company that would be reportable under Item 404(a) of Regulation S-K.

Employment Agreement. In connection with Mr. Shamir’s appointment as President and Chief Executive Officer and a director of the Company, Mr. Shamir and the Company entered into an employment agreement dated October 14, 2014 (the “Employment Agreement”), pursuant to which his employment commenced at 5:00 p.m. (CDT) on that date and he was appointed as President and Chief Executive Officer. The Employment Agreement has a two year term, ending October 14, 2016, subject to automatic one year renewals unless either party gives notice of intent not to renew.
The Employment Agreement provides that Mr. Shamir will receive an initial base salary at the annual rate of $600,000 and a target bonus opportunity of 100% of his annual base salary. Pursuant to the Employment Agreement, Mr. Shamir was also awarded (i) an option to purchase two hundred and fifty thousand (250,000) shares of the Company’s common stock and (ii) one hundred thousand (100,000) shares of the Company’s restricted common stock, each under and subject to the terms of the Company’s Second Amended and Restated 2006 Equity Incentive Plan. The options and shares of restricted common stock are subject to the applicable equity award agreements, which provide that the options and shares of restricted stock will each vest over four years and that the options will be for a term of seven years. The exercise price of the options is $21.10 (the closing market price on the date of grant). The Employment Agreement also provides Mr. Shamir with certain benefits, such as reimbursement of expenses, vacation, medical, life and disability insurance, relocation expenses and temporary housing.

The Employment Agreement provides for severance payments where Mr. Shamir is terminated without “cause” (including the Company’s failure to renew the Employment Agreement) or as a result of incapacity or death, or if Mr. Shamir resigns upon a “constructive termination.” “Constructive termination” generally means certain demotions in responsibilities or title, decreases in compensation, the Company’s material breach of the Employment Agreement and/or relocation requirements, while “cause” means failure to perform the duties outlined in the Employment Agreement, conduct likely to cause material injury to the Company, indictment or conviction of a felony or a criminal act involving moral turpitude, violation of a Company policy or a breach of the Employment Agreement, in each case to the extent not cured (if curable) within thirty (30) days’ notice of such event.

Severance generally consists of (a) an amount equal to Mr. Shamir’s base salary at the highest rate in effect for the six month period prior to termination or the amount of base salary that would have been paid over the remainder of the then-current term (if greater) and (b) the prior year’s bonus amount. If the termination occurs other than for cause or voluntary termination, Mr. Shamir is entitled to additional severance in an amount equal to the pro-rated portion of the current-year bonus to the extent the performance measures are achieved. Severance also includes welfare benefits for a period of twelve months following termination and a lump sum amount equal to the Company’s annual cost for Mr. Shamir’s disability and life insurance in effect on the date of termination as well as the Company’s prior year 401(k) plan contribution for Mr. Shamir.

Except for the lump sum amount described above, the severance payments are paid in semi-monthly installments for a period of 12 months following the date of termination. Additionally, the Employment Agreement provides that in the event the payment of any severance amounts payable pursuant to the Employment Agreement within six months of the date of Mr. Shamir’s termination of employment would cause Mr. Shamir to incur any additional tax under Section 409A of the Internal Revenue Code of 1986, as amended, then payment of such amounts will be delayed until the date that is six months following Mr. Shamir’s termination date. Receipt of any severance payments or benefits is conditioned upon Mr. Shamir’s release of all claims against the Company and its officers and directors.
The Employment Agreement provides for acceleration of vesting, or lapse of restrictions, of equity awards held by Mr. Shamir in connection with a change in control of the Company. In addition, in the event Mr. Shamir’s employment is terminated by the Company within six months of the occurrence of a change in control of the Company, in lieu of the severance compensation described above, Luminex must pay Mr. Shamir’s prior year’s bonus amount and Mr. Shamir’s base salary at the highest rate in effect for the six months immediately prior to the change in control through the date of termination, in lump sum within three business days of termination. Mr. Shamir would also be entitled to an amount equal to the pro-rated portion of the current-year bonus to the extent the performance measures are achieved.
The Employment Agreement contains provisions governing the nondisclosure and nonuse of confidential information of the Company, provisions requiring the assignment of certain intellectual property rights to the Company, and non-competition and non-solicitation restrictive covenants which remain in existence for two years following Mr. Shamir’s termination.
The Company and Mr. Shamir also entered into the Company’s standard director and officer indemnification agreement, the form of which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.1 to the Company’s Current Report on Form 8-K on September 16, 2008.

The above description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement itself, a copy of which is attached to this report as Exhibit 10.2, and is incorporated herein in its entirety by reference.

Item 7.01. Regulation FD Disclosure.
On October 15, 2014, the Company issued a press release announcing the appointment of Mr. Shamir and the retirement of Mr. Balthrop. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.
Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as Exhibit 99.1 hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement, dated October 14, 2014, between Luminex Corporation and Patrick J. Balthrop, Sr.
10.2	Employment Agreement, dated October 14, 2014, between Luminex Corporation and Nachum Shamir
99.1	Press Release issued by Luminex Corporation dated October 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2014	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Senior Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement, dated October 14, 2014, between Luminex Corporation and Patrick J. Balthrop, Sr.
10.2	Employment Agreement, dated October 14, 2014, between Luminex Corporation and Nachum Shamir
99.1	Press Release issued by Luminex Corporation dated October 15, 2014